                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-91296, Form S-8 No. 333-56125 and Form S-8 No. 333-39700)
pertaining to the Bull Run Corporation 1994 Long Term Incentive Plan, the Registration Statement (Form S-8 No. 33-91298) pertaining to the Bull Run Corporation Non-Employee Directors' 1994 Stock Option Plan, and the Registration Statement (Form S-4 No. 333-84833) pertaining to the issuance of shares of BR Holding, Inc. of our reports dated September 28, 2000 (except for Note 3 as to which the date is July 26, 2001), with respect to the consolidated financial statements and schedule of Bull Run Corporation included in the Annual Report (Form 10-K) of Bull Run Corporation for the year ended June 30, 2002, filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP

Charlotte, North Carolina
October 10, 2002